Exhibit 99.1

        AMERICAN SOFTWARE REPORTS THIRD QUARTER FISCAL YEAR 2005 RESULTS

        COMPANY ACHIEVES SIXTEENTH CONSECUTIVE QUARTER OF PROFITABILITY,
              REVENUE INCREASES 21% COMPARED TO PRIOR YEAR QUARTER

     ATLANTA, March 3 /PRNewswire-FirstCall/ -- American Software, Inc. (Nasdaq:
AMSWA) today reported financial results for the third quarter of fiscal year 2005, marking its sixteenth consecutive quarter of profitability.

     Key financial highlights for American Software include:
     - Software license fees for the quarter ended January 31, 2005 were $4.1 million, an increase of 6% over the third quarter of fiscal 2004;
     - Services and other revenues for the quarter ended January 31, 2005 were $8.5 million, an increase of 36% over the third quarter of fiscal 2004;
     - Maintenance revenue fees for the quarter ended January 31, 2005 were $5.1 million, an increase of 11% over the third quarter of fiscal 2004;
     - Total revenues for the quarter ended January 31, 2005 were $17.7 million, an increase of 21% over the third quarter of fiscal 2004;
     - Total cash and investments as of January 31, 2005 were $56.9 million, a sequential increase of $1.9 million compared to October 31, 2004.

     GAAP net income was $1.4 million or $0.05 per fully diluted share for the third quarter of fiscal 2005 compared to $2.1 million or $0.08 per fully diluted share for the third quarter of fiscal 2004. Adjusted net income for the quarter ended January 31, 2005, which excludes the net loss of Demand Management, was $1.9 million or $0.08 per fully diluted share compared to $2.1 million or $0.08 for the same period last year.

     On September 30, 2004, Logility, our majority owned subsidiary, purchased certain assets and the distribution channel of privately-held Demand Management, Inc. (DMI), a St. Louis-based provider of supply chain planning systems marketed under the Demand Solutions brand, for approximately $8.7 million in cash. The third quarter fiscal 2005 was the first full quarter to include Demand Management's results. DMI reported a $544,000 loss for the quarter. The loss was primarily due to the purchase accounting requirement to fair value DMI's deferred maintenance, which lowers the maintenance revenue for GAAP reporting. For the third quarter ended January 31, 2005, DMI was operating cash flow positive by approximately $750,000.

     Total revenues for the nine months ended January 31, 2005 were $46.2 million compared to $41.3 million for the same period last year. Software license fees for the nine months ended January 31, 2005 were $9.2 million compared to $9.4 million for the same period last year. Services and other revenues for the nine months ended January 31, 2005 were $23.0 million compared to $18.2 million for the same period last year. Maintenance revenues for the nine months ended January 31, 2005 were $14.1 million compared to $13.6 million for the same period last year. For the nine months ended January 31, 2005, the Company reported a GAAP net income of $4.0 million, or $0.16 per diluted share compared to a GAAP net income of $5.5 million or $0.22 per fully diluted share for the same period in the prior year. Adjusted net income for nine months ended January 31, 2005, which excludes the impact of the Demand Management acquisition was $4.8 million or $0.19 per fully diluted share compared to $5.5 million or $0.22 per fully diluted share for the same period last year. Total DMI revenues for the three months and nine months ended January 31, 2005 were $2.0 million and $2.4 million.

     The Company is including adjusted net income and adjusted net income per share in the summary financial information provided with this press release as additional, supplemental information relating to its operating results. This financial information is not in accordance with, or an alternative for, GAAP and may be different from non-GAAP net income and non-GAAP per share measures used by other companies. The company believes that this presentation of adjusted net income and adjusted net income per share provides useful information to investors regarding certain additional financial and business trends relating to its financial condition and results.

     "American Software delivered an impressive 21% increase in revenue compared to the same quarter of last year. We are pleased to combine this substantial increase in revenue with our sixteenth consecutive quarter of profitability and positive cash flow," stated James C. Edenfield, president and CEO of American Software. "By leveraging our financial strength, the success of our customers and the continued commitment of our talented employees, we intend to sustain our business model to capitalize on an improving economy."

     Additional highlights for the third quarter fiscal year 2005 include:

     Customers
     - Notable new and existing customers placing orders in the third quarter include: ACCO Canada, Associated Grocers of Florida, Broders Brothers, Brown Shoe, Caremark, Dick's Sporting Goods, Eaton Corporation, Hooker Furniture Corporation, Hyundai Motor Australia, Johnson Brothers, Kenny Manufacturing, Kentucky Derby Hosiery, Parker Hannifin, SAKS Incorporated and VF Corporation.

     - During the quarter, software license agreements were signed with customers located in 11 countries including Australia, Brazil, Canada, China, Germany, Indonesia, Ireland, Mexico, New Zealand, the United Kingdom and the United States.

     - Kellwood Company's Koret announced selection of NGC's e-Quality to monitor and maintain quality control of Koret's global production of women's sportswear. Koret planned to install the software at its Oakland, CA and Miami, FL facilities in January 2005. The software will complement NGC's e-SPS modules that Koret began using in 2001 and provide the company with end-to-end visibility of its global product development and sourcing functions.

     - Caremark Inc., a leading provider of prescription benefit services in the United States, upgraded its entire suite of American Software ERP and supply chain planning applications to run on the IBM zSeries(R) 1C9 server platform.

     - Robert Horne Group, the UK's leading supplier of paper, board and plastics to the visual communications industry, upgraded to Logility Voyager Solutions(TM) Version 7.0 using minimal resources. The solution will provide additional demand planning functionality including improved collaboration among internal departments and with suppliers.

     - AD Plastik, a Croatian plastics manufacturer that serves automotive and consumer goods markets, implemented Logility Voyager Solutions for improvements in manufacturing planning, inventory, labor reductions and improved customer service.

     - Smead Manufacturing Co., a leading manufacturer and distributor of paper filing supplies and records management software, was named a finalist for Managing Automation magazine's first annual Progressive Manufacturing Awards for supply chain mastery. Smead used Logility Voyager Solutions to support a significant growth in revenue while increasing inventory turns, achieving higher customer order fill rates, increasing visibility of available inventory, and improving collaboration with customers as well as internal departments.

     - In the Top 100 Consumer Goods Registry, an annual survey by Consumer Goods Technology magazine, Logility supply chain solutions are used by 33 percent of the companies that made the cut. Logility Voyager Solutions or Demand Solutions are used by:

          *    60 percent of the top 10 health and pharmacy companies
          *    45 percent of the top 20 consumer packaged goods companies
          *    35 percent of the top 20 food companies
          *    35 percent of the top 20 footwear and apparel companies
          *    30 percent of the top 10 health and beauty companies
          *    30 percent of the top 10 housewares and appliances companies
          *    15 percent of the top 20 beverage companies

     Products and Technology
     - Logility announced general availability of Radio Frequency Identification (RFID) capabilities in Logility Voyager WarehousePRO(R). The latest release of Voyager WarehousePRO includes built-in support of RFID technology at the carton, pallet, and container level. Logility's built-in approach enables customers to implement and upgrade quickly, limits custom integration, delivers immediate benefits and lays the foundation for future expansion of RFID to supply chain planning applications. RFID support is included in the standard WarehousePRO product, and is available at no additional cost to Logility customers active on maintenance programs.

     - Demand Management, Inc., a wholly owned subsidiary of Logility, announced the availability of Demand Solutions Collaborate for seamless integration of supply chain information. The Web-based addition to DS One simplifies collaboration between buyers and sellers to make demand- driven supply networks a reality.

     - New Generation Computing Inc., a wholly owned subsidiary of American Software Inc., introduced the 2005 version of e-SPS, web-based strategic sourcing software that helps retailers, manufacturers, brand managers and importers increase speed to market and gain end-to-end visibility over global product and sourcing functions. The 2005 version of e-SPS features enhanced user functions and reporting capabilities with its 11 software modules: e-Product Development, e-RFQ's & Bids, e-Pre Production, e-Production Tracking, e-Collaboration, e-Pack, e-Shipment Tracking, e-Exceptions, e-Quality, e-Executive Information Systems and Reporting, and Event Tracking and Management System. Current e-SPS users include VF Corporation, Maidenform Inc., Wilsons Leather, Dick's Sporting Goods Inc., Kellwood Company, Russell Corp., Gold Toe Brands Inc. and S. Schwab Company.

     - Logility announced the details of Connections 2005: Catch the Wave-Supply Chain ROI conference to be held March 16-18, 2005, in Atlanta, Georgia, at the InterContinental Hotel in Buckhead. Scheduled company speakers include Remy International, Williamson-Dickie Manufacturing, SKF Italy, Tiffany & Co., Potlatch, A.O. Smith, Logility and others.

     - RIS News magazine named Logility to its Leaderboard 2004, an elite gathering of the retail industry's top software vendors. The rankings are based on results from a reader survey conducted in late 2004.

     About American Software, Inc.
     Headquartered in Atlanta, American Software develops, markets and supports one of the industry's most comprehensive offerings of integrated business applications, including supply chain management, Internet commerce, financial, warehouse management and manufacturing packages. e-Intelliprise(TM) is an ERP/supply chain management suite, which leverages Internet connectivity and includes multiple manufacturing methodologies. American Software owns 87% of Logility, Inc. (Nasdaq: LGTY), a leading provider of collaborative supply chain solutions that help small, medium, large and Fortune 1000 companies realize substantial bottom-line results in record time. Logility is proud to serve such customers as Avery Dennison Corporation, Bissell, BP (British Petroleum), Huhtamaki UK, Hyundai Motor America, Leviton Manufacturing Company, McCain Foods, Pernod-Ricard, Sigma Aldrich and Under Armour Performance Apparel. New Generation Computing Inc. (NGC), a wholly-owned subsidiary of American Software, is a global software company that has 25 years of experience developing and marketing business applications for apparel manufacturers, brand managers, retailers and importers. Headquartered in Miami, NGC's worldwide customers include Dick's Sporting Goods, Wilsons Leather, Kellwood, Hugo Boss, Russell Corp., Ralph Lauren Childrenswear, Haggar Clothing Company, Maidenform, William Carter and VF Corporation. For more information on the Company, contact:
American Software, 470 East Paces Ferry Rd., Atlanta, GA 30305; (800) 726-2946 or (404) 261-4381. FAX: (404) 264-5206. INTERNET: www.amsoftware.com or E-mail: ask@amsoftware.com

     Forward-Looking Statements
     This press release contains forward-looking statements that are subject to substantial risks and uncertainties. There are a number of factors that could cause actual results to differ materially from those anticipated by statements made herein. These factors include, but are not limited to, changes in general economic conditions, technology and the market for the Company's products and services, including economic conditions within the e-commerce markets; the timely availability and market acceptance of these products and services; the effect of competitive products and pricing; the uncertainty of the viability and effectiveness of strategic alliances; and the irregular pattern of the Company's revenues. For further information about risks the Company could experience as well as other information, please refer to the Company's Form 10-K for the year ended April 30, 2004 and other reports and documents subsequently filed with the Securities and Exchange Commission. For more information, contact: Vincent C. Klinges, Chief Financial Officer, American Software, Inc., (404) 264-5477 or fax: (404) 237-8868.

     e-Intelliprise is a trademark of American Software, Logility is a registered trademark and Logility Voyager Solutions is a trademark of Logility, and REDHORSE is a trademark of New Generation Computing. Other products mentioned in this document are registered, trademarked or service marked by their respective owners.

                             AMERICAN SOFTWARE, INC.
                      Consolidated Statements of Operations
                      (In thousands, except per share data)
                                   (Unaudited)

                                               Third Quarter Ended                                Nine Months Ended
                                                   January 31,                                       January 31,
                                   ---------------------------------------------     ---------------------------------------------
                                                                        Pct                                               Pct
                                       2005            2004             Chg.             2005            2004             Chg.
                                   ------------    ------------     ------------     ------------    ------------     ------------
Revenues:
  License                          $      4,050    $      3,823                6%    $      9,154    $      9,396               (3%)
  Services & other                        8,541           6,277               36%          22,957          18,244               26%
  Maintenance                             5,061           4,541               11%          14,123          13,633                4%
    Total Revenues                       17,652          14,641               21%          46,234          41,273               12%

Cost of Revenues:
  License                                 1,335           1,103               21%           3,130           3,268               (4%)
  Services & other                        6,019           4,502               34%          16,072          12,375               30%
  Maintenance                             1,705           1,118               53%           4,205           3,508               20%
    Total Cost of Revenues                9,059           6,723               35%          23,407          19,151               22%

Gross Margin                              8,593           7,918                9%          22,827          22,122                3%

Operating expenses:
  Research and development                2,023           1,885                7%           5,685           5,824               (2%)
  Less: capitalized
   development                             (703)           (826)             (15%)         (2,084)         (2,532)             (18%)
  Sales and marketing                     3,307           2,899               14%           9,093           8,448                8%
  General and administrative              3,066           2,494               23%           7,820           6,892               13%
  Acquisition related
   amortization of intangibles               79               -               nm              117               -               nm

    Total operating expenses              7,772           6,452               20%          20,631          18,632               11%

Operating income                            821           1,466              (44%)          2,196           3,490              (37%)

  Interest income & Other, net              832             755               10%           2,068           2,244               (8%)
  Minority interest                         (11)           (160)             (93%)              9            (238)              nm
Income before income taxes                1,642           2,061              (20%)          4,273           5,496              (22%)
  Income tax provision                      286               -                -              286               -                -

Net Earnings                       $      1,356    $      2,061              (34%)   $      3,987    $      5,496              (27%)

Earnings per common share:

  Basic:                           $       0.06    $       0.09              (33%)   $       0.17    $       0.24              (29%)

  Diluted:                         $       0.05    $       0.08              (38%)   $       0.16    $       0.22              (27%)

Weighted average number of
 common shares outstanding
    Basic                                23,781          22,947                            23,679           22,655
    Diluted                              25,238          25,055                            25,136           24,571

Reconciliation of Adjusted
 Net Income:
Net Income (loss)                  $      1,356    $      2,061                      $      3,987    $      5,496
Demand Management Acquisition              (544)              -                              (831)              -
Adjusted Net Income                $      1,900    $      2,061                      $      4,818    $      5,496

Adjusted Net Income per
 Diluted Share                     $       0.08    $       0.08                      $       0.19    $       0.22

    nm- not meaningful

                     Consolidated Balance Sheet Information
                                 (in thousands)
                                   (Unaudited)

                                                           January 31,
                                                   ---------------------------
                                                       2005           2004
                                                   ------------   ------------
Cash and Short & Long term investments             $     56,909   $     66,490
Accounts Receivable:
   Billed                                                11,220          6,529
   Unbilled                                               2,881          2,380
Total Accounts Receivable, net                           14,101          8,909
Prepaids & Other                                          2,719          1,129
Non-current Assets                                       29,089         21,043
     Total Assets                                  $    102,818   $     97,571

Accounts Payable                                   $      1,374   $      1,374
Other Current Liabilities                                 8,185          5,501
Deferred Revenues                                        13,055          9,250
Minority Interest                                         4,044          4,533
Shareholders' Equity                                     76,160         76,913
     Total Liabilities & Shareholders' Equity      $    102,818   $     97,571

SOURCE  American Software, Inc.
    -0-                             03/03/2005
     /CONTACT: Financial Information Press Contact, Vincent C. Klinges, Chief Financial Officer of American Software, Inc., +1-404-264-5477/
    /First Call Analyst: /
    /FCMN Contact: jmuir@logility.com /
    /Company News On-Call:  http://www.prnewswire.com/comp/048263.html /
    /Web site:  http://www.amsoftware.com /